UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2013

Petro River Oil Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-49760	98-0611188
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd., Suite 2020

Houston, TX 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: (469) 828-3900

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 22, 2013, Petro River Oil Corp. (the “Company”) entered into an employment agreement with Ruben Alba, who was appointed Executive Vice President, Unconventional of the Company on July 7, 2013. Under the terms of this agreement, Mr. Alba will receive an annual base salary of $120,000. Mr. Alba was also granted 12,500,000 stock options of the Company pursuant to the Company’s 2012 Equity Compensation Plan (the “Plan”), to vest in five equal installments. The first installment vested immediately upon granting. The final four installments will vest on the anniversaries of the initial grant date, subject to the following conditions: (i) the adoption by the Company of an amendment to the Plan, approved by a vote of the shareholders of the Company, to increase the number of shares permitted to be granted under the Plan, and to put in place a stock option grant limitation in accordance with §162(m) of the Internal Revenue Code of 1986, as amended; and (ii) Mr. Alba’s continued employment with the Company.

On November 22, 2013, the Company entered into an employment agreement with Gary Williky, who was appointed Executive Vice President of Business Development of the Company on November 20, 2013. Under the terms of this agreement, Mr. Williky will receive an annual base salary of $120,000. Mr. Williky was also granted 6,250,000 stock options of the Company pursuant to the Plan, to vest in five equal installments. The first installment vested immediately upon granting. The final four installments will vest on the anniversaries of the initial grant date, subject to the following conditions: (i) the adoption by the Company of an amendment to the Plan, approved by a vote of the shareholders of the Company, to increase the number of shares permitted to be granted under the Plan, and to put in place a stock option grant limitation in accordance with §162(m) of the Internal Revenue Code of 1986, as amended; and (ii) Mr. Williky’s continued employment with the Company.

On November 25, 2013, the Company entered into an employment agreement with Luis Vierma, who was appointed Executive Vice President, Geological and Geophysical of the Company on July 7, 2013. Under the terms of this agreement, Mr. Vierma will receive an annual base salary of $84,000. Mr. Vierma was also granted 6,250,000 stock options of the Company pursuant to the Plan, to vest in five equal installments. The first installment vested immediately upon granting. The final four installments will vest on the anniversaries of the initial grant date, subject to the following conditions: (i) the adoption by the Company of an amendment to the Plan, approved by a vote of the shareholders of the Company, to increase the number of shares permitted to be granted under the Plan, and to put in place a stock option grant limitation in accordance with §162(m) of the Internal Revenue Code of 1986, as amended; and (ii) Mr. Vierma’s continued employment with the Company.

On November 26, 2013, the Company entered into a consulting agreement with David Briones, who was appointed the Chief Financial Officer of the Company on August 15, 2013. Under the terms of this agreement, Mr. Briones will receive a monthly salary of $7,500, as well as a grant of 750,000 stock options of the Company pursuant to the Plan. The options will vest in six installments. The first 125,000 options vested immediately upon execution of the consulting agreement, and the remaining 5 installments will vest monthly, on the 26th of each subsequent month.

On November 27, 2013, the Company entered into an employment agreement with Daniel Smith, who was appointed Executive Vice President, Operations of the Company on July 7, 2013. The terms of the Company’s agreement with Mr. Smith are the same in all material respects as the terms contained in the Company’s agreement with Mr. Alba, as discussed above.

The foregoing descriptions of the agreements are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 through 10.5, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Employment Agreement, dated November 22, 2013, by and between Petro River Oil Corp. and Ruben Alba

10.2	Employment Agreement, dated November 22, 2013, by and between Petro River Oil Corp. and Gary Williky

10.3	Employment Agreement, dated November 25, 2013, by and between Petro River Oil Corp. and Luis Vierma

10.4	Consulting Agreement, dated November 26, 2013, by and between Petro River Oil Corp. and David Briones

10.5	Employment Agreement, dated November 27, 2013, by and between Petro River Oil Corp. and Daniel Smith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2013

Petro River Oil Corp.

By:	/s/ Scot Cohen
Name:	Scot Cohen